UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Sixth Street Specialty Lending, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Sixth Street Specialty Lending, Inc.

2100 McKinney Avenue, Suite 1500

Dallas, TX 75201

April 13, 2022

To Our Stockholders:

We are pleased to invite you to attend a Special Meeting of Stockholders of Sixth Street Specialty Lending, Inc. to be held on May 26, 2022, at 10:00 a.m., Eastern Time, on the internet via live webcast at www.virtualshareholdermeeting.com/TSLX2022. To support the health and well-being of our shareholders and other meeting participants, the Special Meeting of Stockholders will be a completely virtual meeting, and stockholders will not be able to attend in person.

The following pages include a formal notice of the meeting and our proxy statement. The Notice of Internet Availability of Proxy Materials you received in the mail and this proxy statement describe the matter on the agenda for the meeting. At the meeting, you will be asked to consider and vote upon a proposal to authorize the Company, with approval of its Board of Directors, to sell or otherwise issue shares of its common stock at a price below its then-current net asset value per share in one or more offerings, subject to certain conditions as set forth herein, including that the number of shares issued does not exceed 25% of its then-outstanding common stock immediately prior to each such offering.

Please read these materials so that you will know what we plan to do at the meeting. It is important that your shares be represented at the special meeting, regardless of whether you plan to attend the meeting virtually. Please vote your shares as soon as possible through any of the voting options available to you as described in the Notice of Internet Availability of Proxy Materials and this proxy statement.

You will also receive separate proxy materials for the Annual Meeting of Stockholders, which will be held virtually and on the same date stated above, but not at the same time. Please be certain to vote separately each proxy card that you receive from us.

On behalf of management and our Board of Directors, we thank you for your continued support of Sixth Street Specialty Lending, Inc.

Sincerely,

/s/ Joshua Easterly
Joshua Easterly
Chairman of the Board of Directors

April 13, 2022

Important Notice Regarding the Availability of Proxy Material for the Special Meeting of Stockholders to Be Held on May 26, 2022.

Our proxy statement is available online at www.proxyvote.com.

The following information applicable to the Special Meeting of Stockholders may be found in the proxy statement and accompanying proxy card:

•	the date, time and location of the meeting;

•	a list of the matters intended to be acted on and our recommendations regarding those matters;

•	any control/identification numbers that you need to access proxy material online and to attend and vote at the virtual meeting; and

•	information about attending the meeting and voting virtually.

Please keep any control/identification number located on your proxy card in a safe place so it is available for the meeting, as you will need to attend and vote at the virtual meeting.

Sixth Street Specialty Lending, Inc.

2100 McKinney Avenue, Suite 1500

Dallas, TX 75201

Notice of a Special Meeting of Stockholders

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Sixth Street Specialty Lending, Inc. will be held on the internet via live webcast at www.virtualshareholdermeeting.com/TSLX2022 on May 26, 2022, at 10:00 a.m., Eastern Time. To support the health and well-being of our shareholders and other meeting participants, the Special Meeting of Stockholders will be a completely virtual meeting, and stockholders will not be able to attend in person. The Special Meeting of Stockholders is being held for the following purpose:

1. To consider and vote upon a proposal to authorize the Company to sell or otherwise issue shares of its common stock at a price below its then-current net asset value per share in one or more offerings, in each case subject to the approval of its Board of Directors and subject to certain conditions as set forth herein, including that the number of shares issued does not exceed 25% of its then-outstanding common stock immediately prior to each such offering.

Only stockholders of record at the close of business on March 31, 2022, are entitled to notice of and to vote at the Special Meeting of Stockholders or any postponement or adjournment thereof.

We are furnishing a proxy statement and proxy card to our stockholders on the internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy statement and proxy card unless you request them. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy statement, and vote your proxy, on the internet.

Your vote is extremely important to us. Whether or not you plan to attend the Special Meeting of Stockholders virtually, we encourage you to vote your proxy on the internet by following the instructions provided on the Notice of Internet Availability of Proxy Materials or proxy card. Stockholders may also request from us free of charge hard copies of the proxy statement and proxy card by following the instructions on the Notice of Internet Availability of Proxy Materials. In the event there are not sufficient votes for a quorum at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

By Order of the Board of Directors,

/s/ Ian Simmonds
Ian Simmonds
Chief Financial Officer, Chief Compliance Officer and Secretary

April 13, 2022

YOUR VOTE IS IMPORTANT! WE HOPE YOU WILL VOTE OVER THE INTERNET, BY PHONE OR BY MARKING, SIGNING AND RETURNING YOUR PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. EVEN IF YOU VOTE YOUR SHARES PRIOR TO THE MEETING, YOU STILL MAY ATTEND THE MEETING AND VOTE YOUR SHARES VIRTUALLY.

Page
Proxy Statement for a Special Meeting of Stockholders	1
Security Ownership of Certain Beneficial Owners and Management	5
Proposal No. 1—Authorization of the Company to Sell or Otherwise Issue Shares of its Common Stock at a Price Below its Then-Current Net Asset Value Per Share in One or More Offerings, in Each Case Subject to the Approval of its Board of Directors and Subject to the Conditions Set Forth in this Proposal	7
Other Business	17
Stockholder Proposals and Nominations for the 2022 Annual Meeting of Stockholders	17
Annual Report	17
Householding of Proxy Materials	18
Privacy Principles	19

Sixth Street Specialty Lending, Inc.

2100 McKinney Avenue, Suite 1500

Dallas, TX 75201

PROXY STATEMENT

FOR A

SPECIAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of Sixth Street Specialty Lending, Inc., which is sometimes referred to in this proxy statement as “TSLX,” “we,” “us,” “our,” or the “Company,” for use at a Special Meeting of Stockholders (the “Meeting” or “Special Meeting”) to be held on the internet via live webcast at www.virtualshareholdermeeting.com/TSLX2022 on May 26, 2022, at 10:00 a.m., Eastern Time. To support the health and well-being of our shareholders and other meeting participants, the Special Meeting of Stockholders will be a completely virtual meeting, and stockholders will not be able to attend in person. Only holders of record of our common stock at the close of business on March 31, 2022, which is the record date, will be entitled to vote at the Meeting. At the close of business on the record date, we had 76,070,680 shares of common stock outstanding and entitled to vote.

It is anticipated that the Notice of Internet Availability of Proxy Materials will first be sent to Stockholders on or about April 13, 2022. This proxy statement, including the accompanying form of proxy (collectively, the “Proxy Statement”), will first be made available to stockholders on or about April 13, 2022. The Proxy Statement can be accessed online at www.proxyvote.com.

All proxies will be voted in accordance with the instructions contained therein. Unless contrary instructions are specified, if the accompanying proxy is executed and returned (and not revoked) prior to the Meeting, the shares of the Company’s common stock represented by the proxy will be voted FOR the proposal authorizing the Company to sell or otherwise issue shares of its common stock at a price below its then-current net asset value per share in one or more offerings, in each case subject to the approval of the Board and subject to the conditions as set forth herein, including that the number of shares issued does not exceed 25% of its then-outstanding common stock immediately prior to each such offering. Should any matter not described above be properly presented at the Meeting, the named proxies will vote in accordance with their judgment as permitted.

Voting Rights

Holders of our common stock are entitled to one vote for each share held as of the record date. If your shares are held for your account by a broker, bank or other institution or nominee, your institution or nominee will not vote your shares unless you provide instructions to your institution or nominee on how to vote your shares. You should instruct your institution or nominee how to vote your shares by following the voting instructions provided by your institution or nominee.

The Special Meeting of Stockholders is being held for the following purpose:

1. To consider and vote upon a proposal to authorize the Company to sell or otherwise issue shares of its common stock at a price below its then-current net asset value per share in one or more offerings, in each case subject to the approval of its Board of Directors and subject to the conditions as set forth herein, including that the number of shares issued does not exceed 25% of its then-outstanding common stock immediately prior to each such offering.

Quorum, Effect of Abstentions and Broker Non-Votes, Vote Required to Approve the Proposal

A majority of the outstanding shares of common stock must be present or represented by proxy at the Meeting in order to have a quorum. If you have properly voted by proxy online, by phone, or via mail, you will be considered part of the quorum. We will count “abstain” votes as present for the purpose of establishing a quorum for the transaction of business at the Meeting. If at any time shares are held through brokers, we will count broker non-votes as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner votes on some matters on the proxy card, but not on others, because the broker does not have instructions from the beneficial owner or discretionary authority (or declines to exercise discretionary authority) with respect to those other matters. Notwithstanding the foregoing, we do not expect any broker non-votes at the Meeting because there are no routine proposals to be voted on at the Meeting. For this reason, it is imperative that stockholders vote or provide instructions to their broker as to how to vote.

You may vote “for” or “against,” or abstain from voting on, Proposal 1 (to authorize the Company, with the approval of the Board, to sell or otherwise issue shares of its common stock at a price below its then-current net asset value per share subject to certain limitations set forth herein, including that the number of shares issued does not exceed 25% of its then-outstanding common stock immediately prior to each such offering). The affirmative vote of holders of at least a “majority,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), of (1) the outstanding shares of the Company’s common stock and (2) the outstanding shares of the Company’s common stock held by persons that are not affiliated persons of the Company, is required to approve Proposal 1. Under the 1940 Act, the vote of holders of a “majority” means the vote of the holders of the lesser of (a) 67% or more of the outstanding shares of the Company’s common stock present or represented by proxy at the Special Meeting if the holders of more than 50% of the shares of the Company’s common stock are present or represented by proxy or (b) more than 50% of the outstanding shares of the Company’s common stock. Abstentions will have the effect of a vote “against” Proposal 1. While broker non-votes would have the effect of a vote “against” Proposal 1, we do not expect any broker non-votes at the Meeting because there are no routine proposals to be voted on at the Meeting.

Adjournment of Meeting

In the event that a quorum shall fail to attend the Meeting, either virtually or represented by proxy, the stockholders entitled to vote at the Meeting (present virtually or represented by proxy) shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. Any such adjournment proposed by a stockholder or person named as a proxy would require the affirmative vote of the majority of the outstanding shares present virtually or represented by proxy at the Meeting. In addition, pursuant to the bylaws of the Company, if there are not sufficient votes for a quorum or to approve or ratify the proposal at the time of the Meeting, the chairman of the Meeting, or any other officer entitled to preside or to act as secretary at the Meeting, may adjourn or postpone the Meeting in order to permit further solicitation of proxies by the Company, without notice other than announcement at the meeting.

At any such adjourned or postponed meeting, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after adjournment a new record date is set, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Proxies for the Meeting

The named proxies for the Meeting are Ian Simmonds and Jennifer Gordon (or their duly authorized designees), who will follow submitted proxy voting instructions. They will vote as the Board recommends herein as to any submitted proxies that do not direct how to vote on any item, and will vote on any other matters properly presented at the Meeting in their judgment.

Other Information Regarding This Proxy

The Company will pay the expenses of soliciting proxies to be voted at the Meeting. The Company has retained Broadridge Investor Communications Solutions, Inc. to assist with the distribution and collection of proxies for a fee of approximately $75,000, plus reimbursement of expenses.

In addition to the solicitation of proxies by the use of the internet, proxies may be solicited in person and/or by telephone, mail or facsimile transmission by directors or officers of the Company and/or officers or employees of Sixth Street Specialty Lending Advisers, LLC, the Company’s investment adviser (the “Adviser”). No additional compensation will be paid to such directors, officers or regular employees for such services. The address of the Adviser is 2100 McKinney Avenue, Suite 1500, Dallas, TX 75201.

The Company has engaged the services of D.F. King & Co., Inc. (“D.F. King”) to assist in the solicitation of proxies. The Company has estimated that it will pay approximately $10,000, plus reimbursement of certain expenses and fees for additional services requested. Please note that D.F. King may solicit stockholder proxies by telephone on behalf of the Company. They will not attempt to influence how you vote your shares, but only ask that you take the time to authorize your proxy. You may also be asked if you would like to vote over the telephone and to have your vote transmitted to the proxy tabulation firm.

Revocability of Proxies

A stockholder “of record” (i.e., stockholders holding shares directly in their name) may revoke any proxy by delivering a new proxy in accordance with applicable law bearing a later date, by giving notice of revocation in writing to the Secretary of the Company prior to the Meeting or by attending the Meeting and voting virtually. However, the mere presence of the stockholder at the Meeting does not revoke the proxy.

If your shares are held for your account by a broker, bank or other institution or nominee, you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee and present it at the Meeting. If your shares are held for your account by a broker, bank or other institution or nominee, to revoke any voting instructions prior to the time the vote is taken at the Meeting, you must contact such broker, bank or other institution or nominee to determine how to revoke your vote in accordance with its policies a sufficient time in advance of the Meeting.

Contact Information for Proxy Solicitation

You can contact us by mail sent to the attention of the Secretary of the Company, Ian Simmonds, Sixth Street Specialty Lending, Inc., 888 7th Avenue, 41st Floor, New York, NY 10106, or by email at ISimmonds@sixthstreet.com. You can call us by dialing 469-621-2033. You can access our proxy materials online at www.proxyvote.com.

Attendance and Participation

The Company’s Meeting will be conducted virtually on the internet via live webcast at www.virtualshareholdermeeting.com/TSLX2022. Stockholders will not be able to attend the Meeting in person. Stockholders as of the close of business on March 31, 2022, the record date, are entitled to participate in and vote at the Meeting by logging into the webcast. If you have a question pertaining to the business of the Meeting, please submit it in accordance with the procedures described below.

To participate in the virtual Meeting, you will need the 16-digit control number included on your proxy card, your voting instruction form, or the Notice of Internet Availability of Proxy Materials previously mailed or made available to stockholders entitled to vote at the Meeting. If your shares are held for your account by a broker, bank or other institution or nominee, you should follow the instructions provided by your institution or nominee to be able to participate in the Meeting.

The Annual Meeting of Stockholders webcast will begin promptly at 9:30 a.m., Eastern Time, and the Special Meeting of Stockholders webcast will begin promptly at 10:00 a.m., Eastern Time. Participants should allow plenty of time to log in prior to the start of the meetings. Online access and check-in will begin at 9:15 a.m., Eastern Time.

Questions

As part of the virtual Meeting, we will hold a live Q&A session, during which we intend to answer questions as time permits. Questions must comply with the Meeting procedures and be pertinent to the Company, our shareholders and the Meeting matters.

•

If you wish to submit a question in advance of the virtual Meeting, you may do so by visiting www.proxyvote.com. You should have your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials in hand when you access the website and follow the instructions. Questions may be submitted beginning on April 13, 2022.

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If you wish to ask a question during the virtual Meeting, log in to the virtual Meeting website using your 16-digit control number included on your proxy card and follow the instructions on the website.

Questions pertinent to the business of the Meeting will be read aloud and answered during the virtual Meeting, subject to time constraints.

Stockholder List

The list of our stockholders of record entitled to vote at the Meeting will be made available for viewing by stockholders for any purpose germane to the Meeting. Beginning 15 minutes prior to, and during, the Meeting, the stockholder list will be viewable at www.virtualshareholdermeeting.com/TSLX2022.

Technical Difficulties

Technical support will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/TSLX2022 beginning at 9:15 a.m., Eastern Time on May 26, 2022 through the conclusion of the Meeting. You may also contact technical service (toll-free) at 844-986-0822 (US) or 303-562-9302 (International).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). These rules generally provide that a person is the beneficial owner of securities if the person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire these powers within 60 days. The following table sets forth, as of March 31, 2022, the beneficial ownership as indicated in the Company’s books and records of each current director, the nominees for director, the Company’s Named Executive Officers, the Company’s executive officers and directors as a group, and each person known to the Company to beneficially own 5% or more of the outstanding shares of the Company’s common stock. With respect to persons known to the Company to beneficially own 5% or more of the outstanding shares of the Company’s common stock, the Company bases such knowledge on beneficial ownership filings made by the holders with the SEC.

The percentage ownership is based on 76,070,680 shares of common stock outstanding as of March 31, 2022. To the Company’s knowledge, except as indicated in the footnotes to the table, each of the stockholders listed below has sole voting and/or investment power with respect to shares beneficially owned by such stockholder. Unless otherwise indicated by footnote, the address for each listed individual is 2100 McKinney Avenue, Suite 1500, Dallas, TX 75201.

Name of Individual or Identity of Group	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Beneficially Owned(1)
Directors and Executive Officers:
Interested Directors
Joshua Easterly(2)	53,690	0.1%
Michael Fishman(3)	36,366	*
Jennifer Gordon (Director Nominee)	—	—
David Stiepleman(4)	11,079	*
Independent Directors
Hurley Doddy	15,532	*
Richard Higginbotham	29,000	*
John Ross (Director Nominee)	35,000	*
Judy Slotkin (Director Nominee)	9,008	*
Ronald Tanemura	86,516	0.1%
Named Executive Officers Who Are Not Directors
Ian Simmonds	3,806	*
Robert (Bo) Stanley(5)	14,907	*
All Directors and Executive Officers as a Group (15 persons)(6)(7)	2,973,772	3.9%
Five-Percent Stockholders:
FMR LLC(8)	4,018,756	5.3%

*	Represents less than 0.1%.
(1)

For purposes of this table, a person or group is deemed to have “beneficial ownership” of any shares of common stock as of a given date which such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days after such date. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of determining the percentage of shares beneficially owned for such person, but is not deemed to be outstanding for the purpose of computing the percentage of beneficial ownership of any other person (except in the case of directors and executive officers as a group). Except as otherwise noted, each beneficial owner of more than five percent of common stock and each director and executive officer has sole voting and/or investment power over the shares reported.

(2)

18,792 shares of common stock beneficially owned by Mr. Easterly have been pledged as security in connection with a line of credit with a third party financial institution unaffiliated with the Company.

(3)

All 36,366 shares of common stock beneficially owned by Mr. Fishman have been pledged as security in connection with a line of credit with a third party financial institution unaffiliated with the Company.

(4)

5,544 shares of common stock beneficially owned by Mr. Stiepleman have been pledged as security in connection with a line of credit with a third party financial institution unaffiliated with the Company.

(5)	3,907 shares of common stock beneficially owned by Mr. Stanley have been pledged as security in connection with a line of credit with a third party financial institution unaffiliated with the Company.
(6)

Includes shares owned by officers that are not “Named Executive Officers,” as defined in Item 402 of Regulation S-K, as promulgated under the Securities Act of 1933, as amended. 64,609 shares of common stock beneficially owned by certain officers have been pledged as security in connection with lines of credit with a third party financial institution unaffiliated with the Company.

(7)

Sixth Street Specialty Lending Advisers, LLC holds 2,716,977 shares of common stock (the “Sixth Street Specialty Lending Advisers Shares”). The business and affairs of Sixth Street Specialty Lending Advisers are managed by Sixth Street Specialty Lending Advisers Holdings, LLC, a Delaware limited liability company, the sole member of Sixth Street Specialty Lending Advisers. Sixth Street Specialty Lending Advisers Holdings is managed by TSSP Holdco Management, LLC, a Delaware limited liability company. TSSP Holdco Management is managed by a board of directors, which is currently comprised of Alan Waxman. Mr. Waxman is the CEO and Managing Partner of TSSP Holdco Management. Because Mr. Waxman is a member of the board of directors of TSSP Holdco Management, he may be deemed to beneficially own the Sixth Street Specialty Lending Advisers Shares. Mr. Waxman disclaims beneficial ownership of the Sixth Street Specialty Lending Advisers Shares except to the extent of his pecuniary interest therein.

(8)

Based upon a Schedule 13G filed with the SEC on February 9, 2022 by FMR LLC and Abigail P. Johnson. FMR LLC had (i) sole power to vote or to direct the vote of 806,698 shares and (ii) sole power to dispose or direct the disposition of 4,018,756 shares. Abigail P. Johnson had sole power to dispose of 4,018,756 shares. Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the 1940 Act, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the 1940 Act, or Fidelity Funds, advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of each of FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, MA 02210.

PROPOSAL NO. 1

AUTHORIZATION OF THE COMPANY TO SELL OR OTHERWISE ISSUE SHARES OF ITS COMMON STOCK AT A PRICE BELOW ITS THEN-CURRENT NET ASSET VALUE PER SHARE IN ONE OR MORE OFFERINGS, IN EACH CASE SUBJECT TO THE APPROVAL OF ITS BOARD OF DIRECTORS AND SUBJECT TO THE CONDITIONS SET FORTH IN THIS PROPOSAL

The Company is a closed-end investment company that has elected to be regulated as a business development company (“BDC”) under the 1940 Act. As a BDC, the Company is generally prohibited from issuing its common stock at a price below the then-current net asset value per share (“NAV”) unless it meets certain conditions, including obtaining stockholder approval.

As a result, the Company is seeking the approval of its common stockholders so that it may, in one or more public or private offerings of its common stock, sell or otherwise issue shares of its common stock at a price below its then-current NAV, subject to the approval of the Board and the conditions set forth in this proposal, including that the number of shares issued does not exceed 25% of its then-outstanding common stock immediately prior to such offering. If approved, the authorization would be effective for securities issued during a twelve-month period expiring on the anniversary of the date of this Special Meeting.

The Board believes that having the flexibility to issue common stock below NAV in certain instances is in the best interests of the Company and its stockholders. This would, among other things, provide access to capital markets to pursue attractive investment opportunities during periods of volatility, improve capital resources to enable the Company to compete more effectively for high-quality investment opportunities and add financial flexibility to comply with regulatory requirements and debt facility covenants, including the 2:1 debt-to-equity ratio that is imposed through the 150% asset coverage requirement applicable to the Company under the 1940 Act. It could also minimize the likelihood that the Company would be required to sell assets that the Company would not otherwise sell in order to comply with regulatory requirements and debt facility covenants, which sales could occur at times and at prices that are disadvantageous to the Company.

While the Company has no immediate plans to issue any shares of its common stock below NAV, it is seeking stockholder approval now in order to provide flexibility if it desires in the future to issue shares of its common stock below NAV, which typically must be undertaken in circumstances where the Company must act quickly. The final terms of any such sale will be determined by the Board at the time of issuance and the shares of common stock will not include preemptive rights. Also, because the Company has no immediate plans to issue any shares of its common stock below NAV, it is not possible to describe the transaction or transactions in which such shares of common stock would be issued. Instead, any transaction in which the Company issues such shares of common stock, including the nature and amount of consideration that would be received by the Company at the time of issuance and the use of any such consideration, will be reviewed and approved by the Board at the time of issuance. There will be no limit on the percentage below net asset value per share at which shares may be sold by the Company or number of offerings, each for up to 25% of the Company’s then-outstanding common stock, that the Company may conduct under this proposal for the one-year period that authorization is granted. Except for such authorizations as otherwise may be required with respect to a particular issuance under applicable law, New York Stock Exchange (“NYSE”) rules or the Company’s certificate of incorporation, if this proposal is approved, no further authorization from the stockholders will be solicited or required prior to a sale or other issuance of shares of common stock below NAV in accordance with the terms of this proposal. If approved, the authorization would be effective for securities issued during a twelve-month period expiring on the anniversary of the date of this Special Meeting.

To date, the Company has not issued shares below NAV under prior authorization granted from stockholders, but it may do so in the future pursuant to the authority granted in this proxy.

Conditions to Sales Below NAV

The Company’s ability to issue shares of its common stock at a price below NAV is governed by the 1940 Act. If stockholders approve this proposal, the Company will only issue shares of its common stock at a price below NAV pursuant to this stockholder proposal if the following conditions are met:

•	a “required majority” of the Company’s directors have determined that any such sale would be in the best interests of the Company and its stockholders;

•

a “required majority” of the Company’s directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such common stock or immediately prior to the issuance of such common stock, that the price at which such shares of common stock are to be sold is not less than a price which closely approximates the market value of those shares of common stock, less any distributing commission or discount; and

•	the number of shares to be issued does not exceed 25% of the Company’s then-outstanding common stock immediately prior to each such offering.

Under the 1940 Act, a “required majority” of directors means both a majority of the Company’s directors who have no financial interest in the transaction and a majority of the Company’s independent directors. For these purposes, directors will not be deemed to have a financial interest solely by reason of their ownership of the Company’s common stock.

Board Approval

The Board, including a majority of the directors who have no financial interest in this proposal and a majority of the independent directors, has approved this proposal as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval.

Upon obtaining the requisite stockholder approval, the Company will comply with the conditions described above in connection with any offering undertaken pursuant to this proposal. See below for a discussion of the risks of dilution.

Background and Reasons to Offer Common Stock Below NAV

The Board believes that having the flexibility for the Company to sell its common stock below NAV in certain instances is in the Company’s best interests and the best interests of its stockholders. The Board believes this would, among other things, provide access to the capital markets to pursue attractive investment opportunities during periods of volatility and improve capital resources to enable the Company to compete more effectively for high-quality investment opportunities (which may include acquisitions of other companies or investment portfolios) and to add financial flexibility to comply with regulatory requirements and debt facility covenants, including the 2:1 debt-to-equity ratio that is imposed through the 150% asset coverage requirement applicable to the Company under the 1940 Act. In reaching that conclusion, the Board considered the following potential benefits to the Company’s stockholders:

Market Conditions Have Created, and May in the Future Create, Attractive Investment and Acquisition Opportunities

From time to time, capital markets may experience periods of disruption and instability. For example, between 2008 and 2009, the global capital markets were unstable as evidenced by periodic disruptions in liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major financial institutions. Despite actions of the U.S. federal government and foreign governments, these events contributed to worsening general economic conditions that materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. As a result of the disruption and volatility in the credit markets during this time, there was a reduction in capital available to certain specialty finance companies and other capital providers, causing a reduction in competition. These conditions also coincided with lower stock prices for BDCs, with most BDCs trading below NAV. The Company believes that favorable investment opportunities to invest at attractive risk-adjusted returns, including opportunities to make acquisitions of other companies or investment portfolios at attractive values, may be created during these periods of disruption and volatility.

Since the events of 2008 and 2009, there have been continuing periods of volatility, some lasting longer and with a greater degree of magnitude than others, including recent market conditions that have been driven by the impact of COVID-19, and the widespread interruption to the functioning of the U.S. and global economies. In addition to the recent environment, the Company has seen periods during the last few years where BDCs, including the Company, have traded below NAV due to such stock market volatility. If adverse market conditions increase in severity and duration or recur, the Company and other companies in the financial services sector may not have access to sufficient debt capital in order to take advantage of attractive investment opportunities that are created during these periods. In addition, the debt capital that will be available, if any, may be at a higher cost and on less favorable terms and conditions in the future. Stockholder approval of the proposal to sell shares of the Company’s common stock below NAV, subject to the conditions set forth in this proposal, would provide the Company with the flexibility to raise equity capital to invest in such attractive investment opportunities, which typically need to be made expeditiously.

Greater Investment Opportunities Due to Larger Capital Resources

The additional capital raised through an offering of the Company’s common stock may help the Company generate additional investment opportunities. With more capital to make investments, the Company could be a more meaningful capital provider and such additional capital would allow it to compete more effectively for high-quality investment opportunities. Such investment opportunities may be funded with proceeds of an offering of shares of the Company’s common stock.

Higher Market Capitalization and Liquidity May Make the Company’s Common Stock More Attractive to Investors

If the Company issues additional shares, its market capitalization and the amount of its publicly tradable common stock may increase, which may afford all holders of its common stock greater liquidity. A larger market capitalization may make the Company’s stock more attractive to a larger number of investors who have limitations of the size of companies in which they invest. Furthermore, a larger number of shares outstanding may increase the Company’s trading volume, which could decrease the volatility in the secondary market price of its common stock.

Maintenance or Possible Increase of Dividends

A larger and more diversified portfolio could provide the Company with more consistent cash flow, which may support the maintenance and growth of its dividend. The Company generally distributes dividends to its stockholders quarterly and from the earnings generated during the year ended December 31, 2021, the Company declared total dividends of $1.95 per share of its common stock (including a fourth quarter variable supplemental dividend of $0.11 declared in the first quarter of 2021). The Company also declared and paid special dividends totaling $1.75 per share during the year ended December 31, 2021. Although the Company will continue to seek to generate income sufficient to pay dividends in the future, the proceeds of future offerings, and the investments thereof, could enable the Company to maintain and possibly grow its dividends, which may include a return of capital.

Reduced Expenses Per Share

An offering that increases the Company’s total assets may reduce its overall expenses per share due to the spreading of fixed expenses over a larger asset base. The Company must bear certain fixed expenses, such as certain administrative, governance and compliance costs that do not generally vary based on its size. On a per share basis, these fixed expenses will be reduced when supported by a larger asset base.

Status as a BDC and RIC and Maintaining a Favorable Debt-to-Equity Ratio

As a BDC and a regulated investment company (“RIC”) for tax purposes, the Company is dependent on its ability to raise capital through the issuance of its common stock. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from retaining any meaningful amount of earnings to support operations, which may include making new investments (including investments into existing portfolio companies). Further, BDCs that have adopted the lower asset coverage requirement of 150% must meet a debt-to-equity ratio of less than 2:1 in order to incur debt or issue senior securities. In addition, the terms of the Company’s credit facilities also require that it maintain a debt-to-equity ratio of less than 2:1 in accordance with the 150% asset coverage requirement. Therefore, to continue to build the Company’s investment portfolio, the Company endeavors to maintain consistent access to capital through the public and private debt markets and the public equity markets enabling it to take advantage of investment opportunities as they arise.

Exceeding the 2:1 debt-to-equity ratio could have severe negative consequences for the Company, including the inability to pay dividends, breach of debt covenants and failure to qualify for tax treatment as a RIC. Although the Company does not currently expect that it will exceed this 2:1 debt-to-equity ratio, the markets it operates in and the general economy may be volatile and uncertain. Even though the underlying performance of a particular portfolio company may not indicate an impairment or its inability to repay all principal and interest in full, volatility in the capital markets may negatively impact the valuations of investments and create unrealized losses on certain investments. Any such write-downs in value, as well as unrealized losses based on the underlying performance of the Company’s portfolio companies, if any, will negatively impact stockholders’ equity and the resulting debt-to-equity ratio. Issuing additional equity would allow the Company to realign its debt-to-equity ratio and avoid these negative consequences. In addition to meeting legal requirements applicable to BDCs, having a more favorable debt-to-equity ratio would also generally strengthen the Company’s balance sheet and give it more flexibility to fully execute its business strategy.

Trading History

The following table sets forth, for each fiscal quarter during the last three fiscal years and the first quarter of the current fiscal year, the NAV of the Company’s common stock, the range of high and low closing sales prices of its common stock as reported on the NYSE and the closing sales price as a premium (discount) to NAV. On March 31, 2022, the last reported closing sales price of the Company’s common stock on the NYSE was $23.29 per share, which represented a premium of approximately 38.3% to the NAV reported by the Company as of December 31, 2021.

		Price Range		High Sales Price to Net Asset Value(2)	Low Sales Price to Net Asset Value(2)	Cash Dividend Per Share(3)
	NAV(1)	High	Low
Year ended December 31, 2019
First Quarter	$16.34	$20.99	$18.44	28.5%	12.9%	$0.51
Second Quarter	$16.68	$20.29	$19.49	21.6%	16.8%	$0.40
Third Quarter	$16.72	$21.01	$19.36	25.7%	15.8%	$0.43
Fourth Quarter	$16.83	$21.83	$20.01	29.7%	18.9%	$0.47

		Price Range		High Sales Price to Net Asset Value(2)	Low Sales Price to Net Asset Value(2)	Cash Dividend Per Share(3)
	NAV(1)	High	Low
Year ended December 31, 2020
First Quarter	$15.57	$23.28	$11.30	49.5%	(27.4)%	$0.97
Second Quarter	$16.08	$19.51	$12.57	21.3%	(21.8)%	$0.41
Third Quarter	$16.87	$18.48	$15.68	9.5%	(7.1)%	$0.41
Fourth Quarter	$17.16	$21.24	$16.31	23.8%	(5.0)%	$0.51
Year ended December 31, 2021
First Quarter	$16.47	$22.76	$20.46	38.2%	24.2%	$1.71
Second Quarter	$16.85	$22.67	$20.86	34.5%	23.8%	$0.47
Third Quarter	$17.18	$23.82	$21.59	38.6%	25.7%	$0.43
Fourth Quarter	$16.84	$24.72	$22.25	46.8%	32.1%	$0.98
Year ended December 31, 2022
First Quarter	*	$24.27	$22.40	*	*	$0.52

(1)

NAV is determined as of the last day in the relevant quarter and therefore may not reflect NAV on the date of the high and low closing sales prices. The NAVs shown are based on outstanding shares at the end of the relevant quarter.

(2)	Calculated as the respective high or low closing sales price less NAV, divided by NAV (in each case, as of the applicable quarter). Does not reflect intraday trading prices.
(3)	Represents the dividend or distribution declared in the relevant quarter.
*

NAV has not yet been calculated for this period. NAV for the first quarter of 2022 will be available with the filing of the Company’s Quarterly Report on Form 10-Q for such quarter, which the Company estimates will be filed on or about May 3, 2022.

Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that the Company’s shares of common stock will trade at a discount from NAV, or at premiums that are unsustainable over the long term, is separate and distinct from the risk that the Company’s net asset value will decrease. The Company’s common stock has historically traded at prices both above and below its NAV. It is not possible to predict whether its common stock will trade at, above or below NAV in the future.

Key Stockholder Considerations

Dilution

Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance of shares of the Company’s common stock at a price that is less than NAV and the expenses associated with such issuance. Any sale of common stock at a price below NAV would result in an immediate dilution to existing common stockholders who do not participate in such sale on at least a pro rata basis. This dilution would include reduction in NAV as a result of the issuance of shares at a price below NAV and a proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance. There will be no limit on the percentage below net asset value per share at which shares may be sold by the Company or number of offerings, each for up to 25% of the Company’s then-outstanding common stock, that the Company may conduct under this proposal for the one-year period that authorization is granted.

In addition, stockholders should consider the risk that the approval of this proposal could cause the market price of the Company’s common stock to decline in anticipation of sales of its common stock below NAV, thus causing the Company’s shares to trade at a discount to NAV. The 1940 Act establishes a connection between common stock sale price and NAV because, when stock is sold or otherwise issued at a sale price below NAV, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. The Board will consider the potential dilutive effect of the issuance of shares at a price below NAV, including possible measures to avoid or reduce the potential dilutive effect on existing stockholders, such as conducting a rights offering, when considering whether to authorize any such issuance pursuant to the stockholder approval being sought here.

While the Board will consider anti-dilutive measures, stockholders should also consider that they currently have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance pursuant to this proposal, and thus any future issuance of common stock at a price below NAV will dilute such stockholders’ holdings of common stock as a percentage of shares outstanding to the extent such stockholders do not purchase sufficient shares in the offering or otherwise to maintain their percentage interest. Further, if current stockholders of the Company do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then-current NAV, their voting power will be diluted.

As discussed above, it should be noted that the maximum number of shares issuable below NAV that could result in such dilution is limited to a number of shares that does not exceed 25% of the Company’s then-outstanding common stock, immediately prior to each such offering. As a result, the maximum amount of dilution to existing stockholders will be limited to no more than 20% of the Company’s then-current NAV per each offering, assuming the Company were to issue the maximum number of shares at no more than par value, or $0.01 per share.

Examples of Dilutive Effect of the Issuance of Shares Below NAV

The following two headings and accompanying tables explain and provide hypothetical examples on the impact of a public offering of the Company’s common stock at a price less than NAV on two different types of investors:

•	existing stockholders who do not purchase any shares in the offering; and

•	existing stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering.

A placement of common stock at a price less than NAV to a third party in a private placement would have an impact substantially similar to the impact on existing stockholders who do not purchase any shares in the public offering described below.

Impact on Existing Stockholders Who Do Not Participate in the Offering

The Company’s existing stockholders who do not participate in an offering below NAV per share or who do not buy additional shares in the secondary market at the same or lower price as the Company obtains in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate decrease in the NAV of the shares they hold and their NAV per share. These stockholders will also experience a disproportionately greater decrease in their participation in the Company’s earnings and assets and their voting power than the increase the Company will experience in its assets, potential earning power and voting interests due to the offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV. This decrease could be more pronounced as the size of the offering and level of discounts increase. There is no maximum level of discount from NAV at which the Company may sell shares pursuant to this authority.

The following chart illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in four different hypothetical offerings of different sizes and levels of discount from NAV. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

The example assumes that the issuer has 75.8 million shares outstanding, $2.6 billion in total assets and $1.3 billion in total liabilities (all figures correspond to actual data for the Company as of December 31, 2021). The net asset value and NAV per share are thus $1.3 billion and $16.84 per share as of December 31, 2021.

The chart illustrates the dilutive effect on Stockholder A of (a) an offering of 3.8 million shares of common stock (5% of the outstanding shares) at $16.00 per share after offering expenses and commissions (a 5% discount from NAV per share), (b) an offering of 7.6 million shares of common stock (10% of the outstanding shares) at $15.16 per share after offering expenses and commissions (a 10% discount from NAV per share), (c) an offering of 15.2 million shares of common stock (20% of the outstanding shares) at $13.47 per share after offering expenses and commissions (a 20% discount from NAV per share), and (d) an offering of 18.9 million shares of common stock (25% of the outstanding shares) at $12.63 per share after offering expenses and commissions (a 25% discount from NAV per share). The prospectus pursuant to which any discounted offering is made will include a chart based on the actual number of shares of common stock in such offering and the actual discount to the most recently determined NAV. It is not possible to predict the level of market price decline that may occur.

		Example 1		Example 2		Example 3		Example 4
		5% Offering at 5% Discount		10% Offering at 10% Discount		20% Offering at 20% Discount		25% Offering at 25% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$16.84		$15.95		$14.18		$13.29
Net Proceeds per Share to Issuer		$16.00		$15.16		$13.47		$12.63
Decrease/Increase to Net Asset Value

Shares Offered		3,788,577		7,577,154		15,154,308		18,942,886
Total Shares Outstanding	75,771,542	79,560,119		83,348,696		90,925,850		94,714,428
Net Asset Value per Share	$16.84	$16.80	(0.25%)	$16.69	(0.92%)	$16.28	(3.34%)	$16.00	(5.01%)
Dilution to Nonparticipating Stockholder
Shares Held by Stockholder A	75,772	75,772	0.00%	75,772	0.00%	75,772	0.00%	75,772	0.00%
Percentage Held by Stockholder A	0.10%	0.10%	(4.76%)	0.09%	(9.09%)	0.08%	(16.67%)	0.08%	(20.00%)
Total Net Asset Value Held by Stockholder A	$1,275,848	$1,272,824	(0.24%)	$1,264,268	(0.91%)	$1,233,346	(3.33%)	$1,212,084	(5.00%)
Total Investment by Stockholder A (Assumed to be $16.84 per Share)	$1,275,848	$1,275,848		$1,275,848		$1,275,848		$1,275,848
Total Dilution to Stockholder A (Total Net Asset Value Less Total Investment)		$(3,023)		$(11,579)		$(42,501)		$(63,763)
Investment per Share Held by Stockholder A (Assumed to be $16.84 per Share on Shares Held Prior to Sale)	$16.84	$16.84	0.00%	$16.84	0.00%	$16.84	0.00%	$16.84	0.00%
Net Asset Value per Share Held by Stockholder A		$16.80		$16.69		$16.28		$16.00
Dilution per Share Held by Stockholder A (Net Asset Value per Share Less Investment per Share)		$(0.04)		$(0.15)		$(0.56)		$(0.84)
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			(0.25%)		(0.92%)		(3.34%)		(5.01%)

Impact on Existing Stockholders Who Do Participate in the Offering

The Company’s existing stockholders who participate in an offering below NAV or who buy additional shares in the secondary market at the same or lower price as the Company obtains in the offering (after expenses and commissions) will experience the same types of NAV per share dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in shares of the Company’s common stock immediately prior to the offering. The level of NAV per share dilution will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience NAV per share dilution on their existing shares but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in average NAV per share over their investment per share and will also experience a disproportionately greater increase in their participation in the Company’s earnings and assets and their voting power than the Company’s increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares such stockholder purchases increases. Even a stockholder who overparticipates will, however, be subject to the risk that the Company may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV per share dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. There is no maximum level of discount from NAV at which the Company may sell shares pursuant to this authority.

The following chart illustrates the level of dilution and accretion in the hypothetical 20% discount offering from the prior chart (Example 3) for a stockholder that acquires shares equal to (a) 50% of its proportionate share of the offering (i.e., 0.05% of an offering of 15.2 million shares) rather than its 0.10% proportionate share and (b) 150% of such percentage (i.e., 0.15% of an offering of 15.2 million shares) rather than its 0.10% proportionate share. The prospectus pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

		50% Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$14.18		$14.18
Net Proceeds per Share to Issuer		$13.47		$13.47
Decrease/Increase to Net Asset Value
Shares Offered		15,154,308		15,154,308
Total Shares Outstanding	75,771,542	90,925,850	20.00%	90,925,850	20.00%
Net Asset Value per Share	$16.84	$16.28	(3.34)%	$16.28	(3.34)%
Dilution/Accretion to Participating Stockholder Shares Held by Stockholder A
Shares Held by Stockholder A	75,772	83,349	10.00%	98,503	30.00%
Percentage Held by Stockholder A	0.10%	0.09%	(8.33)%	0.11%	8.33%
Total Net Asset Value Held by Stockholder A	$1,275,848	$1,356,680	6.34%	$1,603,348	25.67%
Total Investment by Stockholder A (Assumed to be $16.84 per Share on Shares Held Prior to Sale)	$1,275,848	$1,383,300		$1,598,204
Total Dilution/Accretion to Stockholder A (Total Net Asset Value Less Total Investment)		$(26,620)		$5,144

		50% Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Investment per Share Held by Stockholder A (Assumed to be $16.84 per Share on Shares Held Prior to Sale)	$16.84	$16.60	(1.45)%	$16.22	(3.65)%
Net Asset Value per Share Held by Stockholder A		$16.28		$16.28
Dilution/Accretion per Share Held by Stockholder A (Net Asset Value per Share Less Investment per Share)		$(0.32)		$0.05
Percentage Dilution/Accretion to Stockholder A (Dilution per Share Divided by Investment per Share)			(1.92)%		0.32%

Other Considerations

Underwritten Offerings

Prior to the time of issuance, the Board may determine to issue shares of the Company’s common stock below NAV in a registered public offering or in a private placement either with or without an obligation to seek to register their resale at the request of the holders. The Board may also determine to use an underwriter or placement agent to assist in selling such shares of common stock if it concludes that doing so would assist in marketing such securities on favorable terms.

Consideration of Potential Conflicts of Interest

In reaching its recommendation to the stockholders of the Company to approve this proposal, the Board considered a possible source of conflict of interest due to the fact that the proceeds from the issuance of additional shares of the Company’s common stock will increase the management fees that the Company pays to Sixth Street Specialty Lending Advisers, as such fees are based on the amount of the Company’s gross assets, and considered the effect of the following factors:

•	the costs and benefits of a common stock offering below NAV compared to other possible means for raising capital or concluding not to raise capital;

•	the size of a common stock offering in relation to the number of shares outstanding;

•	the general condition of the securities markets; and

•	any impact on operating expenses associated with an increase in capital.

The Board, including a majority of the non-interested directors who have no financial interest in this proposal, concluded that the benefits to the stockholders from increasing the Company’s capital base outweighed any detriment, including from increased management fees, especially considering that the management fees would increase regardless of whether the Company offers shares of common stock below NAV or above NAV, or dilution to existing stockholders.

Required Vote

The affirmative vote of holders of at least a “majority,” as defined in the 1940 Act, of (1) the outstanding shares of the Company’s common stock entitled to vote at the Meeting and (2) the outstanding shares of the Company’s common stock entitled to vote at the Meeting held by persons that are not affiliated persons of the Company, is required to approve this proposal. Under the 1940 Act, the vote of holders of a “majority” means the vote of the holders of the lesser of (a) 67% or more of the outstanding shares of the Company’s common stock present or represented by proxy at the Special Meeting if the holders of more than 50% of the shares of the

Company’s common stock are present or represented by proxy or (b) more than 50% of the outstanding shares of the Company’s common stock. Abstentions and broker non-votes, if any, will have the effect of a vote against this proposal.

The Board recommends voting FOR this proposal to authorize the Company to sell or otherwise issue shares of its common stock at a price below its then-current NAV in one or more offerings, in each case subject to the approval of the Board and subject to the conditions as set forth herein, including that the number of shares issued does not exceed 25% of its then-outstanding common stock immediately prior to each such offering.

OTHER BUSINESS

Under our Bylaws, the only matters that may be acted on at a special meeting of stockholders are those stated in the Notice of Special Meeting. Accordingly, other than procedural matters relating to the proposal, no other business may properly come before the Special Meeting. Should any procedural matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such procedural matters.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

Inclusion of Proposals in Our Proxy Statement and Proxy Card Under the SEC’s Rules

Any proposal of a stockholder intended to be included in our proxy statement and form of proxy/voting instruction card for the 2023 annual meeting of stockholders pursuant to Rule 14a-8 of the SEC’s rules must be received by us at our principal executive offices no later than December 14, 2022. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. All proposals should be sent to our principal executive offices addressed to the Secretary of the Company, Ian Simmonds, Sixth Street Specialty Lending, Inc., 2100 McKinney Avenue, Suite 1500, Dallas, TX 75201.

Bylaw Requirements for Stockholder Submission of Nominations and Proposals

A stockholder recommendation for nomination of a person for election to our Board or a proposal for consideration at our 2023 annual meeting, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be submitted in accordance with the advance notice procedures and other requirements set forth in our Bylaws. These requirements are separate from the requirements discussed above to have the stockholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. The item to be brought before the meeting must be a proper subject for stockholder action.

Our Bylaws require that the proposal or recommendation for nomination must be received by our Secretary at our principal executive offices at the above address no later than February 25, 2023, unless the date of our 2023 annual meeting is more than 30 days before or more than 60 days after May 26, 2023, the anniversary of our 2022 annual meeting, in which case notice by the stockholder to be timely must be so received not later than the later of the close of business 90 days prior to such annual meeting or the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made.

ANNUAL REPORT

We will furnish, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 to any stockholder upon request. Requests should be directed to the Secretary of the Company, Ian Simmonds, Sixth Street Specialty Lending, Inc., 888 7th Avenue, 41st Floor, New York, NY 10106, Attention: TSLX Investor Relations, or by emailing us at IRTSLX@sixthstreet.com.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Notice of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year a number of brokers with account holders who are the Company’s stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Investor Relations Department by mail at Sixth Street Specialty Lending, Inc., 888 7th Avenue, 41st Floor, New York, NY 10106, Attention: TSLX Investor Relations, by email at IRTSLX@sixthstreet.com or by phone at 469-621-2033. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, annual report and/or Notice of Internet Availability of Proxy Materials, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement, annual report and/or Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING VIRTUALLY, WE URGE YOU TO VOTE OVER THE INTERNET, BY PHONE, OR BY MARKING, SIGNING AND RETURNING YOUR PROXY OR VOTING INSTRUCTION CARD AS SOON AS POSSIBLE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

/s/ Ian Simmonds
Ian Simmonds
Chief Financial Officer, Chief Compliance Officer and Secretary

PRIVACY PRINCIPLES

The Company is committed to maintaining the confidentiality, integrity and security of nonpublic personal information relating to investors. The following information is provided to help you understand what personal information the Company collects, how it protects that information and why, in certain cases, it may share information with select other parties.

The Company may collect nonpublic personal information regarding investors from sources such as subscription agreements, investor questionnaires and other forms; individual investors’ account histories; and correspondence between the Company and individual investors. The Company may share information that it collects regarding an investor with its affiliates and the employees of such affiliates for legitimate business purposes, for example, in order to service the investor’s accounts or provide the investor with information about other products and services offered by the Company or its affiliates that may be of interest to the investor. In addition, the Company may disclose information that it collects regarding investors to third parties who are not affiliated with the Company (i) as authorized by investors in investor subscription agreements or the Company’s organizational documents, (ii) as required by law or in connection with regulatory or law enforcement inquiries, or (iii) as otherwise permitted by law to the extent necessary to effect, administer or enforce investor or Company transactions.

Any party that receives nonpublic personal information relating to investors from the Company is permitted to use the information only for legitimate business purposes or as otherwise required or permitted by applicable law or regulation. In this regard, for officers, employees and agents of the Company and its affiliates, access to such information is restricted to those who need such access to provide services to the Company and investors. The Company maintains physical, electronic and procedural safeguards to seek to guard investor nonpublic personal information. Third parties that handle this information shall agree to follow the standards the Company has established. All safeguards apply to nonpublic personal information of current, former and prospective investors.

6 SIXTH STREET SPECIALTY LENDING SIXTH STREET SPECIALTY LENDING, INC. 2100 MCKINNEY AVENUE, SUITE 1500 DALLAS, TX 75201 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 25, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TSLX2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. ☐ Eastern Time on May 25, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following proposal: 1. To approve a proposal to authorize the Company to sell or otherwise issue shares of its common stock at a price below its then-current net asset value per share in one or more offerings, in each case subject to the approval of its Board of Directors and subject to the conditions set forth in the accompanying proxy statement. NOTE: The named proxies are also authorized to transact such other business as may properly come before the Special Meeting of Stockholders or any postponement or adjournment thereof. For Against Abstain 0000549833_1 R1.0.0.24 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com 6 SIXTH STREET SPECIALTY LENDING SIXTH STREET SPECIALTY LENDING, INC. Special Meeting of Stockholders May 26, 2022 10:00 AM EDT This proxy is solicited by the Board of Directors The stockholders hereby appoint Ian Simmonds and Jennifer Gordon, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SIXTH STREET SPECIALTY LENDING, INC. 0000549833_2 R1.0.0.24 that the stockholders are entitled to vote at a Special Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/TSLX2022, at 10:00 AM EDT on May 26, 2022 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations Continued and to be signed on reverse side